UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC	27513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In the proxy statement that Dex One Corporation (the “Company”) provided to stockholders in connection with the Company’s 2011 annual meeting of stockholders (the “Annual Meeting”), the Company’s Board of Directors recommended that the stockholders vote, on an advisory (non-binding) basis, in favor of an annual frequency for future votes to approve the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statements (“say-on-pay votes”). At the Annual Meeting held on May 3, 2011, approximately 90% of the shares voted on the matter voted in favor of an annual frequency for say-on-pay votes. On July 20, 2011, the Company’s Board of Directors, upon the recommendation of the Compensation and Benefits Committee, approved an annual frequency for future say-on-pay votes. The Company’s Board of Directors will reevaluate this determination in connection with the next shareholder advisory vote on the frequency of say-on-pay votes.

The results of the stockholder votes at the Annual Meeting were disclosed by the Company in a Current Report on Form 8-K filed on May 6, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation

By: /s/ Mark W. Hianik
Name: Mark W. Hianik
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: July 22, 2011